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                                                                   EXHIBIT 10.24

                                GENERAL RELEASE
                                ---------------

     Scott Paper Company, a Pennsylvania corporation ("Scott"), and Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), together with their respective subsidiaries and affiliates and the predecessors, successors or assigns of any thereof (collectively, the "Releasing Persons"), hereby release
(NAME) (the "Executive"), his past, present or future attorneys, authorized representatives, heirs, executors, administrators, spouses and family and the successors or assigns of any thereof (collectively, the "Released Persons"), from all claims, whether known or unknown, which any of the Releasing Persons may currently have, have in the past had or may in the future have against the Executive for or in connection with any act or failure to act occurring prior to the effective time of the merger of Rifle Merger Co. into Scott with respect to the Executive's employment with Scott or any of its subsidiaries or affiliates. No legal action or other proceeding shall be initiated by any Releasing Person with respect to any claim hereby released.

     This General Release shall become operative at the effective time of such merger.

Dated:  July 16, 1995.

KIMBERLY-CLARK CORPORATION             SCOTT PAPER COMPANY



By:____________________________        By:____________________________